                                                                     EXHIBIT 3.1

                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                 R.R. DONNELLEY GLOBAL SOFTWARE SERVICES CORP.



     R.R. Donnelley Global Software Services Corp., a Delaware corporation, the original Certificate of Incorporation of which was filed with the Secretary of State of Delaware on February 16, 1995, hereby certifies that this Restated Certificate of Incorporation restating, integrating and amending its Certificate of Incorporation was duly proposed by its board of directors and adopted unanimously by its stockholders in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law.

     FIRST:   The name of the corporation (the "Corporation") is Stream
                                                -----------
International Inc.

     SECOND:   The registered office of the Corporation is located at
Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle in the State of Delaware. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the "GCL").
                      ---

     FOURTH:   A.  Authorized Shares.  The total number of shares of stock which
                   -----------------
the Corporation shall have authority to issue is 17,135,000, consisting of three classes: (i) 15,000,000 shares of Class A Common Stock, $.01 par value ("A
                                                                          -
Common"), (ii) 2,000,000 shares of Class B-V Common Stock, $.01 par value ("BV
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Common") and (iii) 135,000 shares of Class B-N Common Stock, $.01 par value ("BN
------                                                                        --
Common" and, together with the BV Common, "B Common").  All of the foregoing
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classes of stock are collectively referred to as "Common Stock", each of the A
                                                  ------------
Common, the BV Common and the BN Common being a "Class of Common Stock").  A
                                                ----------------------
holder of record of Common Stock is referred to herein as a "Stockholder".
                                                             -----------

     B.  Voting.  The holders of record of A Common shall have the sole right to
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vote in the election or upon the removal of Class A Directors, and the holders of record of BV Common shall have the sole right to vote in the election or upon the removal of Class B Directors, in each case as provided in and subject to Article SIXTH. The holders of record of A Common, BV Common and BN Common, voting together as a single class, shall have full voting rights on all other matters submitted to a vote of Stockholders, provided that no amendment or repeal of any provision of this Restated Certificate of Incorporation which adversely affects the rights of the holders of any Class of Common Stock shall be adopted without the affirmative vote of the holders of at least a majority of the outstanding shares of such

Class, in addition to any other vote required by law or this Restated Certificate of Incorporation, and provided that no amendment to the By-laws of the Company in effect immediately prior to the issuance of any B Common shall be adopted without the affirmative vote of the holders of at least a majority of the holders of the BV Common and the BN Common, voting together as a single class, and the affirmative vote of the holders of at least a majority of the holders of the A Common. Subject to the foregoing provisions of this Section B, each share of A Common, BV Common and BN Common shall entitle the holder thereof to one vote.

     C.  Distributions.  1.  As used in this Article FOURTH, "Distribution"
         -------------                                        ------------
means any dividend or distribution declared and paid on the Common Stock or any Class thereof in cash or property other than shares of Common Stock. No Distribution shall be declared or paid on any Class of Common Stock unless a per share Distribution of like kind and amount is concurrently declared and paid on all other Classes of Common Stock.

     2. No dividend shall be declared or paid on any Class of Common Stock payable in any other Class of Common Stock. No dividend payable in shares of a Class of Common Stock shall be declared or paid on the same Class of Common Stock, nor shall the shares of any Class of Common Stock be subdivided or combined into a different number of shares, unless concurrently therewith a dividend of equal proportionate amount is declared and paid on each other Class of Common Stock in shares of such Class, or the shares of each other Class of Common Stock are similarly subdivided or combined, so that the proportion which the number of issued and outstanding shares of each Class of Common Stock bears to the total number of issued and outstanding shares of Common Stock will not change as a result of such dividend, subdivision or combination.

     D.  Liquidation; Merger, Etc.  1.  Upon the liquidation, dissolution or
         -------------------------
winding up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall be entitled to receive equal per share distributions of the assets of the Corporation remaining after payment or provision for payment of all liabilities; provided, however, that in the event of any such liquidation,
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dissolution or winding up of the Corporation during the Sharing Period, if and to the extent any Excess Return Sharing Payments are required to be paid by or on behalf of the B Holders under the TARSAP Replacement Plan (as defined in Article ELEVENTH), and the Corporation shall facilitate the satisfaction of such payment obligation by deducting and directing to the Specified Executives the per share distributions owned by the B Holders in respect to their shares of B Common.

     2. Subject to Article Eleventh, the Company shall not enter into or consummate any merger, consolidation or recapitalization of the Corporation or similar transaction in which shares of any Class of Common Stock are converted into cash or other securities or property unless all holders of Common Stock (regardless of Class) shall be entitled to receive per share consideration of like kind and amount. The approval of any merger or consolidation with or into RRD or an Affiliate of RRD in which shares of any Class of Common Stock are converted into cash or other securities or property shall require, in addition to any other vote required by this Restated Certificate of Incorporation or the GCL, the affirmative vote of the holders of at least a majority of the outstanding shares of B Common, voting together as a single class, unless, in the case of any transaction described in this sentence which is to be consummated during a Call Period, each share of Common Stock is to be converted into or exchanged for either: (i) cash in an amount not less than the Call Price applicable to such Call Period or (ii) any combination of cash or Marketable Securities having an aggregate, Fair Value not less than such Call Price.

     E.  Conversion.  1.  Subject to Paragraph 4, effective at the earlier of
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(a) the time of payment for and delivery of shares of Common Stock sold to underwriters (the "Closing") in the first public offering registered under the
                   -------
Securities Act of 1933, as amended (the "Securities Act") (the "Initial Public
                                         --------------         --------------
Offering") or (b) immediately prior to the first distribution of the remaining
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assets of the Corporation upon the liquidation, dissolution or winding up of the
Corporation, each share of B Common shall automatically be converted into one share of A Common plus a fraction of a share of A Common of which the numerator is the number of shares of BV Common issuable upon exercise of all options to purchase BV Common granted by the Corporation after the time of filing this Restated Certificate of Incorporation with the Secretary of State of Delaware (the "Filing Time") which have lapsed or expired prior to such conversion
      -----------
(calculated immediately prior to such lapse or expiration) and the denominator is the sum of (i) the number of shares of BV Common outstanding immediately prior to such conversion and (ii) the number of shares of BV Common issuable upon exercise of all outstanding options to purchase BV Common immediately prior to such conversion.

     2. Subject to Paragraph 4, each share of B Common which is purchased by the Corporation or the Designee pursuant to Section F or G of Article FIFTH shall, immediately prior to such purchase, automatically be converted into the number of full and fractional shares of A Common which would be issuable if such shares were then being converted pursuant to Paragraph 1. Subject to Paragraph 4, immediately prior to any (i) merger or consolidation of the Corporation with any other corporation as a result of which a majority of the Common Stock of the Corporation or any other surviving corporation would be owned by any person other than RRD or any Affiliate of RRD, (ii) sale of all or substantially all of the common stock or assets of the Corporation (including any Total Disposition), each share of B Common shall automatically be converted into the number of full and fractional shares of A Common which would be issuable if such shares were then being converted pursuant to Paragraph 1.

     3. Each holder of shares of BN Common shall be entitled to convert any or all of such shares of BN Common into the same number of shares of BV Common immediately prior to the effectiveness of any merger, consolidation or similar transaction involving the Corporation if after consummation of such transaction a Person or group of Persons (within the meaning of the Securities

Exchange Act of 1934) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's board of directors. Any holder of shares of BN Common desiring to elect to so convert shall deliver notice to the Corporation at its principal executive office at any time prior to the close of business on the last business day preceding the effectiveness of such transaction, specifying the number of shares to be so converted.

     4. No fractional shares of A Common shall be issued upon any conversion pursuant to Paragraph 1 or 2. The number of full and fractional shares of A Common to which a B Holder is entitled upon conversion shall be determined on the basis of the total number of shares of B Common being converted held by such B Holder. Any remaining fraction of a share of A Common shall be settled by a cash payment made by the Corporation in an amount equal to such fraction multiplied by (a) in the case of a conversion described in clause (a) of Paragraph 1, the initial public offering price in the prospectus first filed pursuant to Rule 424 under the Securities Act after the date of the registration statement for the Initial Public Offering, (b) in the case of a conversion described in clause (b) of Paragraph 1, the Fair Value of such fraction determined by the Board, or (c) in the case of a conversion described in Paragraph 2, the applicable Put Price or Call Price, as the case may be.

     5. From and after the conversion of B Common or BN Common pursuant to this Section E, the certificates representing the shares so converted shall be deemed for all purposes to represent the number of shares of Common stock into which such shares have been converted, but (unless the Common Stock issued upon such conversion will cease to be outstanding) the holder thereof shall be entitled to a new certificate or certificates for the shares of Common Stock into which the shares formerly evidenced by such outstanding certificate have been converted, upon surrender to the Corporation of such certificate duly endorsed or accompanied by proper instruments of transfer. The Corporation shall pay any documentary stamp or similar tax due on the issuance of Common Stock upon conversion of B Common, and the holder of any shares so converted shall pay to the Corporation the amount of any tax which is due (or shall establish to the satisfaction of the Corporation that no such tax is due) if the shares of Common Stock issuable upon conversion are to be issued in a name other than the name of such holder.

     6. The Corporation shall at all times reserve sufficient shares of A Common and BV Common out of its authorized but unissued Common Stock to permit all conversions contemplated by this Section E. All shares of Common Stock issued upon conversion shall be deemed validly issued, fully paid and non-assessable. The Corporation will endeavor to comply with all applicable federal and state securities laws and to list the shares of Common Stock issued upon conversion on each securities exchange on which the Class so issued is then listed.

     F.  Reclassification of Existing Stock.  At the Filing Time each share of
         ----------------------------------
Common Stock, $.01 par value, of the Corporation issued and outstanding immediately prior to the Filing Time shall be reclassified into 2,994.638 shares of A Common. Pending the surrender of certificates representing the Common Stock reclassified pursuant to the preceding sentence, each certificate therefor shall, from and after the Filing Time, be deemed to represent the shares of A Common into which the shares evidenced thereby were so reclassified.

         FIFTH:   A.  Restrictions on Transfer.  1.  As used in this Restated
                      ------------------------
Certificate of Incorporation:

         (a)  "Affiliate" has the meaning assigned to it in Rule 405 under the
               ---------
    Securities Act, except that RRD shall not be deemed an Affiliate of the Corporation and its subsidiaries;

         (b) "B Holder" means a holder of record of B Common (or of A Common
              --------
    issued upon conversion of B Common pursuant to Paragraph 2 of Section E of Article FOURTH), but references to Common Stock owned or held by a B Holder include any A Common owned or held by such B Holder;

         (c) "Board" means the Board of Directors of the Corporation;
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         (d) "Business Day" means a day, other than a Saturday, Sunday or legal
              ------------
    holiday, on which banks are open for business in the city where the Corporation's principal executive office is located;

         (e) "Consolidated Debt" means, as of any date, the sum of (i) the long-
              -----------------
    term debt of the Corporation and its subsidiaries outstanding on such date, plus (ii) the average of the short-term debt of the Corporation and its subsidiaries minus the amount of cash and cash equivalents of the Corporation and its subsidiaries on the last day of each of the 12 months ending on such date, each determined on a consolidated basis; provided that,
                                                                  --------
    for purposes of such calculations, indebtedness of the Corporation and its subsidiaries under any revolving credit facility shall (A) to the extent such indebtedness is not greater than the equity of the Corporation and its subsidiaries on a consolidated basis on the date as of which such determination is made, be deemed to be short term debt and (B) to the extent such indebtedness exceeds such equity value, be deemed to be long-term debt;

         (f) "Designee" means R.R. Donnelley & Sons Company, a Delaware
              --------
    corporation, or R.R. Donnelley Norwest Inc., an Oregon corporation, or R.R. Donnelley International, Inc., a Delaware corporation, (provided that R.R. Donnelley & Sons Company deliver a guaranty of the obligations of such corporation) if (i) for any reason (other than the lack of funds legally available therefor) the Corporation fails or refuses to exercise any right granted to the Corporation pursuant to Section B, C or G to purchase shares of Common Stock and the Class A Directors had approved the exercise of such rights, or (ii) for any reason the Corporation is unable to purchase shares of Common

    Stock it has the right or obligation to purchase pursuant to Section B, C, F or G;

         (g) "EBITA" means, without duplication (i) consolidated earnings of the
              -----
    Corporation and its subsidiaries; plus or minus (ii) any provision or credit
                                      ---- -- -----
    or franchise taxes included in the determination of consolidated earnings; plus (iii) net interest expenses, including deferred financing fee
    ----
    amortization deducted in determination of consolidated earnings; plus (iv)
                                                                     ----
    amortization deducted in the determination of consolidated earnings; plus or
                                                                         ---- --
    minus (v) the amount that charges to the Corporation by RRD under the
    -----
    Transition Services Agreement between RRD and the Corporation are greater than or less than $5,500,000, except to the extent such charges are increased to reflect changes in the Consumer Price Index (as defined therein) or are increased or decreased as a result of arms-length negotiations between Newco and RRD with respect to changes in the scope or cost of services provided to Newco by RRD; plus or minus (vi) extraordinary
                                               ---- -- -----
    losses or gains, or any one-time unusual or non-recurring charges or credits in each case discussed under generally accepted accounting principles, included in the determination of consolidated earnings such as, but not all inclusive, of the following types:

             (1) Charge or credit on disposal of a part of a business which does not meet the APB 30, par. 13 criteria under generally accepted accounting principles for a segment of a business which has been reported as a separate component of income from continuing operations;

             (2) Charge or credit associated with a one-time employee termination program or plan;

             (3) Charge or credit on the impairment, disposal or abandonment of a fixed asset;

             (4) Charge or credit on the impairment, disposal or abandonment of an investment (or joint venture) accounted for under the equity method;

             (5) Charge or credit associated with the efforts of a strike, including those against competitors and major suppliers;

             (6) Charge or credit associated with the discontinuance of certain product lines;

             (7) Casualty charges or credits net of insurance recoveries, related to infrequent occurrences not qualify for extraordinary charge criteria as defined under generally accepted accounting principles;

             (8) Charge or credit associated with the guarantee of the loan of a supplier;

             (9) Charge or credit associated with plant relocation;

            (10) Charge or credit associated with litigation and environmental issues;

            (11) Charge or credit associated with loan prepayments and refinancings;

            (12) Charge or credit associated with changes in compensation programs;

            (13) Charge or credit associated with the write-off of deferred pre-production, deferred research and development and deferred start-up costs for new locations and facilities;

            (14) Charge or credit associated with future acquisition activities;

            (15) Charge or credit associated with merger or acquisition or IPO activities;

            (16) Costs associated with the consummation of this transaction; and

            (17) Charge or credit on disposal of marketable securities;

provided that, in order to be excluded from the EBITA calculation under clause
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(vi) above, (A) each charge or credit must be extraordinary, one-time, unusual or non-recurring and of an amount greater than $50,000 and (B) the cumulative effect of the charges and credits must be of sufficient magnitude to cause a 2% change in EBITA. To the extent a charge or credit which is excluded from the EBITA calculation under clause (vi) above is associated with a change in the Corporation's business (such as a plant closing, major customer defection, product discontinuance, etc.), EBITA will also be adjusted for the pro-forma impact of such changes. For purposes of calculating "EBITA," generally accepted accounting principles as used in the preparation of the audited financial statements of the GSS Business and Software Holdings, Inc., respectively, as of and for the year ended December 31, 1994 shall be frozen; such generally accepted accounting principles are summarized in Exhibit U to the Contribution Agreement dated as of April 21, 1995 among the Corporation, RRD and Software Holdings, Inc. Any subsequent changes in accounting principles, whether or not promulgated by the Financial Accounting Standards Board, shall be excluded. Also, in calculating "EBITA" with respect to any period other than at year end, EBITA shall be determined on the basis of interim financial statements prepared on the same basis as the annual financial statements. A copy of the Transition Services Agreement, the audited financial statements of the GSS Business and of Software Holdings, Inc. and the exhibit referred to above is maintained by the Corporation at its headquarters and copies of which will be made available to any stockholder upon request.

     (h) "Fair Value" means (i) with respect to any shares of Common Stock or
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other security, the fair value of such shares (or other securities) as of the applicable date on the basis of a sale of such shares (or other securities) in an arms length private sale between a willing buyer and a willing seller, neither acting under compulsion, without any discount for any lack of liquidity of such shares (or other securities) or the fact that such shares (or other securities) may represent a minority interest or that there may be restrictions on the voting rights of such shares (or such securities), and (ii) with respect to any other assets or property, the fair market value;

     (i) "Marketable Securities" means securities which are listed on a national
          ---------------------
securities exchange or granted in the NASDAQ Stock Market and can be resold in a public offering in compliance with the Securities Act without further regulation thereunder.

     (j) "Person" means any natural person, corporation, general or limited
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partnership, limited liability company, trust, association, joint venture, government or other entity or organization;

     (k) "Principal B Holder" means one or more B Holders owning, in the
          ------------------
aggregate, at least 7.5% of the then issued and outstanding shares of Common Stock;

     (l) "Prohibited Holder" means any Person (other than RRD or an Affiliate of
          -----------------
RRD) that (i) competes with RRD and has sales in the businesses in which it so competes with RRD in excess of 5% of the consolidated net sales of RRD, or (ii) competes with the Corporation and has sales in the businesses in which it so competes with the Corporation in excess of 10% of the consolidated net sales of the Corporation; provided, that neither Resource Holdings, Inc., a Delaware
                 --------
corporation, nor any Affiliate thereof shall constitute a Prohibited Holder;

     (m) "RRD" means, collectively, R.R. Donnelley & Sons Company, a Delaware
          ---
corporation, and its subsidiaries (other than the Corporation and its subsidiaries); and

     (n) "Transfer" means sell, assign, exchange, pledge, encumber, give,
          --------
dispose of or otherwise transfer (and when used as a noun means any of the foregoing acts), and includes any Transfer by operation of law and any indirect Transfer through the Transfer of ownership of an entity more than 50% of the assets of which consist of shares of Common Stock.

Certain other terms used in this Restated Certificate of Incorporation are defined generally in the Section or Paragraph where first used. Reference is made to Section C of Article NINTH.

         2. Subject to Paragraphs 6 and 7, until the termination of the provisions of this Article FIFTH in accordance with Paragraph 8:

         (a) no Stockholder shall Transfer, offer to Transfer or solicit any offer to acquire any shares of Common Stock held by such Stockholder (regardless of how or when acquired) unless such Transfer complies with the provisions of this Article FIFTH;

         (b) each Person (other than the Corporation) acquiring shares of Common Stock (a "Transferee"), whether from a Stockholder or from the Corporation
              ----------
    and regardless of the method of Transfer, shall execute and deliver to the Corporation, as a condition precedent to such acquisition, an instrument in form and substance satisfactory to the Corporation confirming that such Transferee takes such shares of Common Stock subject to, and such Transferee shall be bound by, the terms and conditions of this Article FIFTH; and

         (c) each certificate for shares of Common Stock shall bear the following legend:

         "The sale, assignment, pledge, encumbrance or other transfer of the shares represented by this certificate is subject to restrictions, and such shares are subject to certain mandatory transfers, as provided in the Restated Certificate of Incorporation of the Corporation, a copy of which is on file at the principal executive offices of the Corporation."

         3. Until the Corporation has received an opinion of counsel reasonably satisfactory to it that shares of Common Stock may be Transferred in a transaction involving a public offering within the meaning of the Securities Act without registration thereunder, or are being sold pursuant to a registration statement thereunder, each certificate for shares of Common Stock shall bear the following legend:

         "The shares represented by this certificate were issued without registration under the Securities Act of 1933, as amended, and may not be sold, assigned, pledged, encumbered or otherwise transferred unless such shares have been registered under that Act or the

         Corporation has received an opinion of counsel reasonably satisfactory to it that such registration is not required."

Appropriate stop transfer notations shall be entered in the books of the Corporation, and no Transfer shall be recorded therein except upon compliance with the conditions of the foregoing legend.

         4. Any attempted Transfer of shares of Common Stock which does not comply with the applicable provisions of this Article FIFTH shall be null and void. The Corporation shall not cooperate with or record on its books any Transfer of shares of Common Stock not Transferred in accordance with this Article FIFTH, nor shall the Corporation be liable to any Stockholder or Transferee for any damages, losses or expenses, or be subject to any other remedy, as a consequence of any actions taken or not taken by the Corporation pursuant to this Section A.

         5. If any Stockholder which is obligated to Transfer shares of Common Stock pursuant to any provision of this Article FIFTH fails or refuses to do so at the time and place required, the Secretary of the Corporation is hereby authorized and directed to affect such Transfer by recording the same on the books of the Corporation and issuing and delivering a certificate representing the shares required to be Transferred to the Transferee against payment of the required purchase price therefor. The Secretary shall hold such purchase price, as bailee but without any obligation to pay or account for interest thereon, for payment to the defaulting Stockholder upon surrender of the certificate representing the shares of Common Stock required to be transferred by such Stockholder.

         6. None of the restrictions contained in this Article FIFTH with respect to Transfers of shares of Common Stock (other than those set forth in paragraph 3 and in Section C), nor any right or option to purchase or obligation to sell Common Stock pursuant to any provision of this Article FIFTH except Section C, shall apply to any Transfer:

         (a) by a Stockholder to a spouse, child, parent, sibling or grandchild of such Stockholder or to a trust of which there are no beneficiaries other than such Stockholder or one or more of such relatives;

         (b) by gift to a bona fide charity or foundation approved by the Board (such approval not to be unreasonably withheld);

         (c) by will or the laws of descent or to a legal representative in the event a Stockholder becomes mentally incompetent;

         (d) by a Stockholder which is a corporation, partnership or limited liability company to an Affiliate thereof or by a Stockholder which is a partnership to its partners;

     (e) by a Stockholder to any other Person who, prior to such Transfer, is a Stockholder; and

     (f) by RRD to any Person of any or all shares of Common Stock owned by RRD;

provided that in each of the Transfers described in clauses (a) through (e) each Transferee, donee or distributee (a "Permitted Transferee") is not a Prohibited
                                     --------------------
Holder and agrees to take subject to and to be bound by the provisions of this Article FIFTH, and that a Stockholder making a Transfer pursuant to clause (d) shall remain subject to the provisions relating to indirect Transfers contained in the definition of that term; and provided, further, that in a Transfer by RRD
                                    --------  -------
to any Person of any shares of Common Stock which, when added to all other shares of Common Stock Transferred by RRD after the Filing Time and prior to such Transfer (other than Transfers described in clause (b), (d) and (m)) would exceed 20% of the issued and outstanding shares of Common Stock at the date of such Transfer, such Person agrees to take subject to and be bound by the provisions of this Restated Certificate of Incorporation as they apply to RRD. For purposes of this Article FIFTH, the Permitted Transferees of a Stockholder include the Permitted Transferees of such Stockholder's Permitted Transferees. None of the restrictions contained in this Article FIFTH (other than those set forth in Paragraph 3) shall apply to (i) a Transfer of shares of B Common if such Transfer has been approved in advance by the Class A Directors and, if and to the extent so required by the Class A Directors, the Transferee has agreed to take subject to and to be bound by the provisions of this Article FIFTH or (ii) a Transfer of shares of A Common by a Stockholder other than RRD if such Transfer has been approved in advance by the Class A Directors and by the Class B Directors and, if and to the extent so required by the Class A Directors or the Class B Directors, the Transferee has agreed to take subject to and to be bound by the provisions of this Article FIFTH. None of the restrictions contained in this Article FIFTH shall apply to a Transfer to the Corporation.

     7. Notwithstanding any other provision of this Article FIFTH to the contrary:

     (a) the Corporation and any Stockholder may Transfer shares of Common Stock pursuant to a public offering registered under the Securities Act; and

     (b) the Corporation may enter into an agreement to consolidate with or merge with or into any other Person if such agreement is approved by the Board and by the requisite vote of the Stockholders in accordance with this Restated Certificate of Incorporation and the GCL and any other applicable laws.

In either such event, the shares of Common Stock may be sold in such public offering or exchanged pursuant to such merger or consolidation for the consideration provided thereunder without compliance with the provisions of this Article FIFTH. A Transfer to (i) the Corporation or a Designee pursuant to Section B, C, F or G, (ii) a Stockholder pursuant to Section C or (iii) a Purchaser pursuant to Section E shall not be subject to any right or option to purchase, or obligation to sell, Common Stock pursuant to any other provision of this Article FIFTH.

     8. The provisions of this Article FIFTH, other than Paragraph 3 of this Section A, shall terminate and be of no further force or effect upon the Closing of the Initial Public Offering.

     B.  First Offer Rights.  1.  Except as provided in Paragraphs 6 and 7 of
         ------------------
Section A and Sections C, E and F, any B Holder who desires to Transfer any shares of Common Stock (the "Selling Holder") shall first give 30 days' prior
                             --------------
written notice (a "Seller's Notice") to the Corporation and RRD stating the
                   ---------------
Selling Holder's desire to make such Transfer, the number and Class of shares of Common Stock to be Transferred (the "Offered Shares") and the cash price which
                                     --------------
the Selling Holder proposes to be paid for the Offered Shares (the "First Offer
                                                                    -----------
Price").  No Selling Holder shall Transfer any shares of Common Stock pursuant
-----
to this Section B, except in a sale for cash.

     2. Upon receipt of the Seller's Notice, the Corporation shall have the irrevocable and exclusive option to purchase all, but not less than all, of the Offered Shares at the First Offer Price, unless the Selling Holder consents to the purchase of less than all of the Offered Shares; provided that the Class A Directors may cause the Corporation to assign such option to a Designee in accordance with the definition of that term. The Corporation's (or the Designee's) option under this Paragraph 2 shall be exercisable by a written notice to the Selling Holder given on or before the 30th day after the date that the Seller's Notice was actually received by the Corporation and RRD. Delivery of a written notice of exercise shall constitute an irrevocable obligation on the part of the Corporation or the Designee, whichever exercises the option, to purchase the Offered Shares at the First Offer Price as contemplated by this Section B.

     3. If the Seller's Notice has been duly given and the Corporation or the Designee does not exercise the option and purchase all of the Offered Shares at the First Offer Price (unless a purchase of less than all such shares is consented to by the Selling Holder), the Selling Holder shall be free, for a period of 180 days from the date of the expiration of the 30-day acceptance period, to sell all of the Offered Shares (not purchased by the Corporation or the Designee) to a Transferee (other than a Prohibited Holder) at a cash price not less than 95% of the First Offer Price and on the other material terms set forth in the First Offer Notice, provided that such sale complies with the provisions of Section A.

     4. If the proposed purchase price of a Transferee for the Offered Shares is less than 95% of the First Offer Price, the Selling Holder shall not Transfer any of the Offered Shares unless the Selling Holder first reoffers the Offered Shares at such lesser cash price to the Corporation (or the Designee) by giving 15 days' prior written notice (the "Reoffer Notice") thereof, stating the Selling Holder's intention to make such Transfer at such lower cash price (the "Reoffer
                                                                        -------
Price").  The Corporation or the Designee shall then have the irrevocable and
-----
exclusive option to purchase the Offered Shares at the Reoffer Price, exercisable by written notice to the Selling Holder given on or before the 15th day after the date that the Reoffer Notice was actually received by the Corporation or the Designee. If the Corporation or the Designee does not then purchase all the Offered Shares (or a lesser number consented to by the Selling Holder), such Offered Shares may be sold by the Selling Holder to a Transferee (other than a Prohibited Holder) within 60 days following the date of the expiration of the 15-day reoffer acceptance period, at a cash price equal to or greater than the Reoffer Price, provided that such sale complies with the provisions of Section A.

     5. If the Corporation or the Designee does not exercise the option to purchase the Offered Shares at the First Offer Price or at the Reoffer Price, and the Selling Holder has not sold the Offered Shares to a Transferee (other than a Prohibited Holder) for any reason before the expiration of the 60-day period described in Paragraph 4 in the event of a Reoffer or, if no Reoffer Notice is given, the 180-day period described in Paragraph 3, the Selling Holder shall not give a Seller's Notice with respect to a transaction which would require compliance with this Section B for a period of 180 days from the expiration of such 60-day or 180-day period, as the case may be.

     6. The closing of all purchases pursuant to the first offer rights granted under this Section B shall take place at the principal executive office of the Corporation at 10 a.m. local time on the later of (a) the tenth Business Day following the delivery to the Selling Holder of the notice exercising such first offer right with respect to all of the Offered Shares to be sold by the Selling Holder or (b) the fifth Business Day following the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), applicable to such purchase, or at such other time
                   ---
and/or place as the parties to such purchase may agree. At such closing, (i) the Selling Holder shall Transfer to the Corporation or the Designee good and marketable title to the shares of Common Stock being purchased, free and clear of any lien, claim or encumbrance, by delivery of the certificates representing the shares of Common Stock to be Transferred, duly endorsed in blank, with any required stock transfer tax stamps attached, together with such stock powers, certificates, legal opinions and other instruments of transfer as the Corporation or the Designee shall reasonably request; and (ii) the Corporation or the Designee shall pay to the Selling Holder the purchase price for the shares of Common Stock being purchased in cash, by delivery of a certified or bank check or by wire transfer of immediately available funds to such account as the Selling Holder shall direct by written notice delivered to the Corporation or the Designee not later than two Business Days before such closing.

     C.  First Refusal Rights.  1.  Notwithstanding anything to the
         --------------------
contrary in this Article FIFTH, if a B Holder desires to Transfer any shares of Common Stock to a Prohibited Holder (which Transfer may only be made by way of a sale for cash), and has received a bona fide offer by a Prohibited Holder to
                                   ---------
purchase the shares of Common Stock (the "First Refusal Offer"), the following
                                          -------------------
procedures shall apply. The Selling Holder shall first give 30 days' prior written notice (a "First Refusal Notice") to the Corporation, which shall
                   --------------------
promptly send a copy thereof to all other Stockholders (the Corporation and all other Stockholders being referred to herein as the "First Refusal Offerees")
                                                    ----------------------
stating the Selling Holder's desire to make such Transfer to a Prohibited Holder, the number and Class of shares of Common Stock to be Transferred (the "First Refusal Shares"), the name of the Prohibited Holder and the cash price to
---------------------
be paid by the Prohibited Holder.  An offer shall not be deemed bona fide unless
                                                                ---- ----
the Selling Holder has informed the prospective Prohibited Holder of such Selling Holder's obligations under this Article FIFTH, and the prospective Prohibited Holder has agreed to be bound by the provisions of this Article FIFTH. The Corporation and the other First Refusal Offerees may take such steps as they reasonably deem necessary to determine the validity or the bona fide
                                                                   ---- ----
nature of the offer.

     2. Upon receipt of the First Refusal Notice the Corporation or the Designee shall have the irrevocable and exclusive option to purchase up to all of the First Refusal Shares at the cash price set forth therein; provided that the Class A Directors may cause the Corporation to assign such option to a Designee in accordance with the definition of that term; and provided further that either: (a) the Corporation or the Designee purchases all such First Refusal Shares, (b) if the Corporation or the Designee elects to purchase less than all the First Refusal Shares, the other First Refusal Offerees elect to purchase all the remaining First Refusal Shares pursuant to Paragraph 3, or (c) the Selling Holder consents to the purchase of less than all of the First Refusal Shares. The Corporation's or Designee's option under this Paragraph 2 shall be exercisable by a written notice to the Selling Holder and the Corporation (and the Corporation shall promptly send a copy thereof to each of the other First Refusal Offerees), given on or before the 15th day after the date the First Refusal Notice was actually received by the Corporation and RRD. Delivery of such a written notice of exercise shall constitute an irrevocable obligation on the part of the Corporation or the Designee, whichever exercises the option, to purchase the First Refusal Shares at the cash price set forth in the First Refusal Notice as contemplated by this Section C.

     3. If the Corporation or the Designee does not elect to purchase all of the First Refusal Shares, then each of the other First Refusal Offerees shall have the irrevocable and exclusive option to purchase up to that percentage of the First Refusal Shares not purchased by the Corporation or the Designee determined by dividing the number of shares of Common Stock owned by Stockholder by the total number of shares of Common Stock owned by such Stockholders who elect to purchase First Refusal Shares Shares hereunder, without reference to either the First Refusal Shares or the number of shares of Common Stock held by any Stockholder who elects not to purchase any First Refusal Shares (the "Proportionate Share"). To
--------------------
the extent that any Stockholder does not fully subscribe for its Proportionate Share of the First Refusal Shares, each other fully subscribing Stockholder shall have an option to purchase that percentage of the First Refusal Shares not purchased by non-fully subscribing Stockholders determined by dividing the number of shares of Common Stock owned by such fully subscribing Stockholder by the total number of shares of Common Stock owned by all fully subscribing Stockholders electing to purchase additional shares. Unless the Selling Holder consents to the purchase of less than all the First Refusal Shares, no Stockholder may purchase any shares of Common Stock (irrespective of whether it is prepared to subscribe fully for its Proportionate Share) unless all First Refusal Shares are to be purchased. The option of each of the First Refusal Offerees participating in the purchase under this Paragraph 3 shall be exercisable by written notice to the Selling Holder, with copies to the Corporation, given on or before the 30th day after the date the First Refusal Notice was actually received by such Stockholder. Each delivery of such a written notice of exercise shall constitute an irrevocable obligation on the part of the applicable First Refusal Offeree to purchase the First Refusal Shares at the cash price set forth in the First Refusal Notice as contemplated by this Section C.

     4. If the First Refusal Notice has been duly given and the Corporation or the Designee and all the First Refusal Offerees do not exercise their options and purchase all of the First Refusal Shares (or a lesser number consented to by the Selling Holder), the Selling Holder shall be free, for a period of 30 days from the expiration of the first refusal acceptance period, to sell the First Refusal Shares to the Prohibited Holder named in the First Refusal Notice at the same cash price and on the same terms as set forth in the First Refusal Notice, provided that such sale complies with the provisions of Section A.

     5. If the Corporation or the Designee and the other First Refusal Offerees do not exercise their option to purchase the First Refusal Shares and the Selling Holder has not sold the First Refusal Shares as set forth in the First Refusal Notice for any reason before the expiration of the 30-day period described in Paragraph 4, then the Selling Holder shall not give a First Refusal Notice with respect to a transaction which would require compliance with this Section C for a period of 180 days from the expiration of such 30-day period.

     6. The closing of all purchases pursuant to the first refusal rights granted under this Section C shall take place at the principal executive office of the Corporation at 10 a.m. local time on the later of (a) the tenth Business Day following the delivery to the Selling Holder of all notices exercising such first refusal rights with respect to all of the First Refusal Shares to be sold by the Selling Holder or (b) the fifth Business Day following the expiration or termination of all waiting periods under HSR applicable to such purchase, or at such other time and/or place as the parties to such purchase may agree. At such closing, (i) the Selling Holder shall Transfer to the Corporation or the Designee and each Stockholder purchasing shares of Common Stock good and marketable title to the shares of Common Stock being purchased by each of them, free and clear of any lien, claim or encumbrance, by delivery of the certificates representing the shares of Common Stock to be Transferred, duly endorsed in blank, with any required stock transfer tax stamps attached, together with such stock powers, certificates, legal opinions and other instruments of transfer as the Corporation or the Designee or the accepting Stockholder(s) shall reasonably request; and (ii) the Corporation or the Designee and each Stockholder purchasing shares of Common Stock shall pay to the Selling Holder the purchase price for the shares of Common Stock being purchased in cash, by delivery of a certified or bank check or by wire transfer or immediately available funds to such account as the Selling Holder shall direct by written notice delivered to the Corporation or the Designee and each such Stockholder not later than two Business Days before such closing.

     D.  Involuntary Transfers.  1.  If a Stockholder involuntarily Transfers
         ---------------------
any or all of its shares of Common Stock for any reason, except to a Permitted Transferee, the Transferee of such shares of Common Stock held by such Transferee to the Corporation or the Designee in accordance with the procedures set forth in Section B or, if the Transferee is a Prohibited Holder, to the Corporation or the Designee and the other Stockholders in accordance with the procedures set forth in Section C.

         2. For purposes of such offer, the cash price for such shares of Common Stock shall be the Fair Value of such shares of Common Stock as of the date of such involuntary Transfer, appropriately adjusted to reflect the Fair Value of any dividends or distributions received or to be received by the holder of such shares of Common Stock subsequent to the date of such involuntary Transfer. The Board shall make or obtain a determination of the Fair Value of such shares of Common Stock no later than 90 days following the date the Corporation receives written notice of their involuntary Transfer (but the receipt of such notice shall not be a prerequisite to the exercise of any rights granted under this Section D), and the Seller's Notice or First Refusal Notice, as the case may be, with respect to such shares of Common Stock shall be given by such Stockholder or by the Corporation on behalf of such Stockholder as promptly as practicable following such determination.

         3. For purposes of this Section D, the Fair Value of shares of Common Stock shall be determined in good faith by the Board, in its reasonable discretion, provided, that, if requested by any Stockholder who, alone or together with one or more other Stockholders making such request, holds at least 7.5% of the outstanding shares of Common Stock, such Fair Value shall be determined by a nationally-recognized investment banking or business valuation firm, which is not an Affiliate of the Corporation or any Stockholder (an "Evaluator"), selected by the Board.
----------

     E.  Tag Along, Drag Along Rights.  1.  In the event that RRD proposes to
         ----------------------------
Transfer to a Person (a "Purchaser") other than an Affiliate of RRD shares of
                         ---------
Common Stock which, when added to all other shares of Common Stock Transferred by RRD after the Filing Time and prior to such proposed Transfer (other than Transfers permitted under clauses (b), (d) and (e) of Paragraph 6 of Section A of Article FIFTH)
would exceed 20% of the issued and outstanding shares of Common Stock at the date of such proposed Transfer (a "Disposition"), RRD shall, not later than 30
                                   -----------
days before the closing of such Disposition, give written notice (a "Proposal
                                                                     --------
Notice") of such proposed Disposition to the Corporation, which shall promptly
------
send a copy thereof to each B Holder, and each B Holder shall have the right (a "Tag Along Right") to require RRD to reduce the number of shares of Common Stock
 ---------------
to be sold by RRD, if necessary, and to require the Purchaser to purchase from each of the B Holders electing to exercise a Tag Along Right that number of shares of Common Stock equal to the product obtained by multiplying (a) the total number of shares of Common Stock to be purchased by the Purchaser by (b) the electing B Holder's Fractional Interest, rounded up to the nearest whole number; such purchase to be upon the same terms and conditions and at the same time and place, as the sale of Common Stock by RRD in the Disposition. In order to exercise any Tag Along Right, an electing B Holder must be able to transfer good and marketable title to such B Holder's shares of Common Stock to the Purchaser, free and clear of any lien, claim or other encumbrance. For purposes of this Section E, the term "Fractional Interest" means the quotient obtained by
                             -------------------
dividing (i) the total number of shares of Common Stock owned by the electing B Holder, by (ii) the sum of the total number of shares of Common Stock owned by all electing B Holders and RRD. Each electing B Holder shall give written notice of its election to RRD no later than ten Business Days after its receipt of a Proposal Notice. Neither Section B nor Section C shall apply to sales of shares of Common Stock by Stockholders pursuant to the exercise of a Tag Along Right in accordance with this Paragraph 1.

         2. Subject to Paragraph 3, in the event that at any time RRD owns a majority of all the outstanding shares of Common Stock RRD proposes to sell or otherwise dispose of all of the shares of Common Stock then owned by RRD to a Purchaser other than an Affiliate of RRD (a "Total Disposition"), RRD shall have
                                             -----------------
the right (a "Drag Along Right") to require each of the other Stockholders to
              ----------------
sell and deliver good and marketable title to all of the shares of Common Stock held by such Stockholder to the Purchaser, free and clear of any lien, claim or other encumbrance, upon the same terms and conditions, and at the same time and place, as RRD sells shares of Common Stock pursuant to the Total Disposition. RRD may exercise the Drag Along Right by giving written notice (a "Total
                                                                   -----
Disposition Notice") of such proposed Total Disposition, no later than 30 days
------------------
before the proposed closing of such Total Disposition, identifying the Purchaser and describing the consideration to be paid and the other material terms thereof, to the Corporation, which shall promptly send a copy thereof to each other Stockholder. Neither Section B nor Section C shall apply to sales of shares of Common Stock by Stockholders pursuant to the exercise of RRD's Drag Along Right in accordance with this Paragraph 2.

         3. If requested by any Stockholder who, alone or together with one or more other Stockholders making such request, holds at least 7.5% of the outstanding shares of Common Stock, within ten days after a Total Disposition Notice has been given, the Board shall select an Evaluator which shall determine whether the Fair Value of the consideration to be paid for Common Stock described in the Total Disposition Notice is at least equal to 95% of the Fair Value of the Common Stock. If, in the opinion of the Evaluator, the Fair Value of such consideration is less than 95% of the Fair Value of the Common Stock, (a) no Stockholder shall be obligated to sell and deliver Common Stock pursuant to such exercise of the Drag Along Right and (b) the fees and expenses of the Evaluator shall be paid by RRD. If, in the opinion of the Evaluator, the Fair Value of such consideration is at least equal to 95% of the Fair Value of the Common Stock, (i) each other Stockholder shall be obligated to sell and deliver all shares of Common Stock held by such Stockholder pursuant to such exercise of the Drag Along Right, and (ii) the fees and expenses of the Evaluator shall be paid by the Stockholder or Stockholders requesting the valuation pursuant to this Paragraph 3.

         4. In the event of any Disposition or Total Disposition occurring during the Sharing Period each of RRD and each B Holder selling shares in such Disposition or Total Disposition shall make appropriate arrangements to comply with any obligations to pay Excess Return Sharing Payments pursuant to the TARSAP Replacement Plan (including arrangements pursuant to which the Purchaser agrees to deduct from payments otherwise due to B Holders in respect of their shares and pay to the Specified Executives and to the Corporation appropriate portions of such proceeds to the extent required to satisfy the payment obligations (including tax withholding payment obligations) specified in Article ELEVENTH and in the TARSAP Replacement Plan).

     F.  Put Rights.  1.  Subject to the terms and conditions of this Section F,
         ----------
during each Put Period, any Principal B Holder shall have the right (the "Put
                                                                          ---
Right") to sell to the Corporation, and upon exercise of the Put Right in
-----
accordance with this Section F, the Corporation (to the extent funds are legally available therefor) shall purchase from the B Holder exercising the Put Right, all, but not less than all, of the shares of Common Stock owned by such B Holder. If the Put Right has been exercised, each other B Holder shall have a similar put exercisable during the time period specified below to sell to the Corporation or the Designee, and upon proper notice to the Corporation or the Designee in accordance with this Section F, the Corporation (to the extent funds are legally therefor) shall purchase from each other B Holder giving such notice, all, but not less than all, of the shares of Common Stock owned by each such B Holder. The Class A Directors may permit a Designee to perform the obligations of the Corporation under this Section F in accordance with the definition of Designee.

         2.  As used in this Section F, "Put Period" means: (a) the second
                                         ----------
calendar quarter of each year commencing in 1998 (each such quarter, an "Annual
                                                                         ------
Put Period"), and (b) in the event the Class A Directors increase the number of
----------
directors in accordance with Section A of Article SIXTH, the period (referred to herein as an "Expansion Put Period") commencing with the day on which the number
              --------------------
of directors is increased and ending on the last day of the third full calendar month following the month in which such expansion occurred.

         3. The Put Right may be exercised by any Principal B Holder by giving written notice to the Corporation during the Put Period (the "Put Notice"). The
                                                              ----------
Corporation shall promptly send a copy of the Put Notice to each other Stockholder. Thereupon, each other B Holder shall have the right to sell all, but not less than all, of such B Holder's shares of Common Stock to the Corporation or the Designee at the same price and upon the same terms and conditions, by giving written notice thereof to the Corporation on or before the 30th day after the date of the Put Notice. If the holders of 95% or more of the outstanding shares of B Common exercise the Put Right and the subsequent put granted in this Section F, then each B Holder who did not exercise the Put Right or subsequent put shall be required to sell all of such holder's Common Stock to the Corporation or the Designee (the "Mandatory Put"). The B Holders exercising
                                      -------------
the Put Right and the subsequent put granted in this Section F and the B Holders subject to the Mandatory Put are referred to herein collectively as the "Put
                                                                         ---
Holders".
-------

         4.  The per share price (the "Put Price") for the shares of Common
                                       ---------
Stock to be purchased upon exercise of the Put Right and each subsequent put by any other B Holder giving proper notice and under the Mandatory Put (the "Put
                                                                          ---
Shares") shall be the quotient obtained by dividing:
------

             (a) if the Put Right is exercised during an Annual Put Period, the remainder of (i) the product of eight times EBITA for the 12 months ending on the December 31 immediately preceding the exercise of the Put Right, as set forth in the audited financial statements of the Corporation, minus (ii) Consolidated Debt as of such December 31, by

             (b) the number of shares of Common Stock issued and outstanding as of such December 31; and

             (c) if the Put Right is exercised during an Expansion Put Period, the remainder of (iii) the product of eight times EBITA for the 12 months ending on the last day of the month immediately preceding the first day of the Expansion Put Period as set forth in the unaudited financial statements of the Corporation, minus (iv) Consolidated Debt as of such day, by

             (d) the number of shares of Common Stock issued and outstanding as of such day.

         5. Notwithstanding any contrary provision of this Section F, if during any twelve month period ending December 31, the Corporation shall effectuate, through any individual transaction or series of related transactions (including by way of merger), any acquisition of the equity securities or assets of any other Person for a price (including assumed liabilities) in excess of $5,000,000 which acquisition is not in the ordinary course of business consistent with past practice, that has not been approved or ratified by the Class B Directors, the Put Price for the

Annual Put Period next following consummation of such acquisition shall be determined after excluding the effects of such acquisition (including the incurrence of any indebtedness to finance the acquisition).

         6. The closing of all purchases of Put Shares shall take place at the principal executive office of the Corporation at 10 a.m. local time on the later of (a) the 45th day after the last day of the Put Period (or if such day is not a Business Day, the next succeeding Business Day) or (b) the fifth Business Day following the expiration or termination of all waiting periods under HSR applicable to such purchases, or at such other time and/or place as the parties to such purchases may agree. At such closing, (i) each Put Holder shall Transfer to the Corporation or the Designee good and marketable title to the Put Shares being sold by such Put Holder, free and clear of any lien, claim or encumbrance, by delivery of the certificates representing the Put Shares to be Transferred, duly endorsed in blank, with any required stock transfer tax stamps attached, together with such stock powers, certificates, legal opinions and other instruments of transfer as the Corporation or the Designee shall reasonably request; and (ii) the Corporation or Designee shall pay to each Put Holder the purchase price for the Put Shares being sold by such Put Holder (calculated as provided in Paragraph 4 or 5, as applicable) in cash, by delivery of a certified or bank check or by wire transfer of immediately available funds to such account as each such Put Holder shall direct by written notice delivered to the Corporation or the Designee not later than two Business Days before such closing.

         7. In the event the Put Right is exercised during the Sharing Period, the Corporation (or, if applicable, the Designee) shall (i) deduct from the purchase price paid for the Put Shares being sold by each Put Holder pursuant to this Section F such amount, if any, as is then required to be paid by such Put Holder with respect to such Put Holder's shares of Common Stock for payment of Excess Return Sharing Payments pursuant to the TARSAP Replacement Plan and (ii) pay to each Specified Executive who qualifies therefor the appropriate Excess Return Sharing Payment on the terms and subject to the conditions of the TARSAP Replacement Plan; all subject to withholding for taxes as provided in Article ELEVENTH.

         8. The Put Right may only be exercised once and shall expire as to all remaining B Holders upon the first closing of any purchase of Put Shares.

     G.  Call Rights.  1.  Subject to the terms and conditions of this Section
         -----------
G, during a Call Period, the Corporation shall have the right (the "Call Right")
                                                                    ----------
to purchase all, but not less than all, of the shares of Common Stock owned by each of the B Holders, and upon exercise of a Call Right in accordance with this Section G, each B Holder shall sell all, but not less than all, of the shares of Common Stock owned by such B Holder to the Corporation; provided that the Class A Directors may cause the Corporation to assign such option to a Designee in accordance with the definition of that term. As used in this Section G, "Call
                                                                          ----
Period" means (a) the third calendar quarter of 1998 and (b) the second calendar
------
quarter of each year, commencing in 1999.

     2.  The per share price (the "Call Price") for all shares of Common Stock
                                   ----------
to be purchased upon exercise of the Call Right (the "Call Shares") shall be the
                                                      -----------
quotient obtained by dividing:

         (a) the remainder of (i) the product of nine times EBITA for the 12 months ending on the December 31 (March 31, in the case of the first Call Period) immediately preceding the exercise of the Call Right, as set forth in the financial statements of the Corporation, minus (ii) Consolidated Debt as of such day, by

         (b) the number of shares of Common Stock outstanding as of such day.

     3.  The Call Right may be exercised by giving written notice (the "Call
                                                                        ----
Notice") to each B Holder during the Call Period.  The Corporation shall give
------
such notice at the request of a Designee exercising the Call Right. The closing of all purchases of Call Shares shall take place at the principal executive office of the Corporation at 10 a.m. local time on the later of (a) the Business Day following the delivery to the B Holders of the Call Notice or (b) the fifth Business Day following the expiration or termination of all waiting periods under HSR applicable to such purchases, or at such other time and/or place as the parties to such purchases may agree. At such closing, (i) each B Holder shall Transfer to the Corporation or the Designee good and marketable title to all Call Shares owned by such holder, free and clear of any lien, claim or encumbrance, by delivery of the certificates representing the Call Shares to be Transferred, duly endorsed in blank, with any required stock transfer tax stamps attached, together with such stock powers, certificates and other instruments of transfer as the Corporation or the Designee shall reasonably request; and (ii) the Corporation or the Designee shall pay to each B Holder the purchase price for the Call Shares being sold by such B Holder (calculated as provided in Paragraph 2) in cash, by delivery of a certified or bank check or by wire transfer of immediately available funds to such account as such B or C Holder shall direct by written notice delivered to the Corporation or the Designee not later than two Business Days before such closing.

     4. In the event the Call Right is exercised during the Sharing Period, the Corporation (or, if applicable, the Designee) shall (i) deduct from the purchase price paid for the Call Shares being sold by each B Holder pursuant to this Section G such amount, if any, as is then required to be paid by such B Holder from the proceeds of the shares sold by such B Holder as payment of Excess Return Sharing Payments pursuant to Article ELEVENTH and (ii) pay to each Specified Executive who qualifies therefor the appropriate Excess Return Sharing Payment on the terms and subject to the conditions of the TARSAP Replacement Plan; all subject to withholding for taxes as provided in Article ELEVENTH.

     5. Notwithstanding any contrary provision of this Section G, if during any twelve month period ending December 31 (March 31 in the case of the first Call Period), the Corporation shall effectuate, through any individual transaction or series of related transactions (including by way of merger), any acquisition of the equity securities or assets of any other Person for a price (including assumed liabilities) in excess of $5,000,000 which acquisition is not in the ordinary course of business consistent with past practice, that has not been approved or ratified by the Class B Directors, the Call Price for the Call Period next following such acquisition shall be the greater of (i) the Call Price for such Call Period, determined after excluding the effects of such acquisition (including the incurrence of any indebtedness to finance the acquisition) or (ii) the Call Price for such Call Period without excluding such effects.

     H.  Determination of Put Price and Call Price.  Promptly following the
         -----------------------------------------
commencement of a Put Period or a Call Period, the Corporation shall, upon the request of, in the case of Put Period, any Principal B Holder or, in the case of a Call Period, RRD, calculate the Put Price or Call Price, as the case may be, for such Put Period or Call Period. The calculation of such Put Price or Call Price shall be subject to the approval in good faith of the Board and the Put Price or Call Price approved by the Board shall be final and binding, providing that if such calculation is not approved by a majority of the Class A Directors and a majority of the Class B Directors, then the calculation shall be made by an independent accounting firm of nationally recognized standing selected by the Class I Directors (with the Class A Directors and the Class B Directors each having the right to veto one such accounting firm selected by the Class I Directors). The calculation made by such independent accounting firm shall be final and binding.

         SIXTH:  A.  Number and Classes of Directors.  1.  Except to the extent
                 -------------------------------
otherwise provided in this Restated Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board, which shall consist of not less than eight nor more than 12 directors. Election of directors need not be by written ballot unless the By-laws of the Corporation so provide. Effective at the Filing Time, the number of directors which shall constitute the whole Board shall be eight but such number may be increased at any time to not more than 12 only by action of the Class A Directors. Subject to Section E, the Board shall be divided into three classes as follows:

             (a) Not less than three nor more than seven Class A Directors
         (the "Class A Directors") who shall be elected and may only be removed
               ----------------
         without cause by vote of the holders of A Common;

             (b) Three Class B Directors (the "Class B Directors") who shall be
                                               -----------------
         elected and may only be removed without cause by vote of the holders of BV Common; and

             (c) Two Class I Directors (the "Class I Directors") who shall not
                                             -----------------
         be Affiliates of any Stockholder and shall be elected and may only be removed without cause by vote of the holders of A Common and BV

             Common voting together as a single class, except that the initial Class I Directors may only be removed by vote of the holders of the A Common and by vote of the holders of BV Common.

Each Class A Director and Class B Director shall be elected to serve until the next annual meeting of Stockholders and the election and qualification of his or her successor. Each initial Class I Director shall serve until the third annual meeting of Stockholders following his or her initial election, and thereafter each Class I Director shall be elected to serve until the next succeeding annual meeting of Stockholders, and, in each case, the election and qualification of his or her successor.

            B.  Vacancies.  Vacancies in the Class A Directors may be filled
                ---------
by the remaining Class A Directors then in office or by vote of the holders of A Common. Vacancies in the Class B Directors may be filled by the remaining Class B Directors then in office or by a vote of the holders of BV Common. Vacancies in Class I Directors may be filled by action of the Class A Directors and the Class B Directors or by the holders of A Common and BV Common voting together as a single class.

            C.  Quorum and Acts of Directors.  1.  Directors comprising at
                ----------------------------
least 66-2/3% of the Board (including at least one Class A Director and one Class B Director) must be present, in person or by telephone, at every meeting of the Board to constitute a quorum, except that in the case of any meeting of the Board at which approval of any of the actions described in Paragraph 2 is to be sought, directors comprising at least 66-2/3% of the Board including directors comprising a majority of the Class A Directors and directors comprising a majority of the Class B Directors must be present in person or by telephone to constitute a quorum. Subject to Paragraph 2, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless otherwise provided by law, this Restated Certificate of Incorporation or the By-Laws of the Corporation. References in this Restated Certificate of Incorporation to an action, request, approval or ratification of a class of directors means either the affirmative vote of a majority of the directors of such class at a duly called and held meeting of the Board or the unanimous written consent of the directors of such class.

            2. Notwithstanding that no vote may be required or that a lesser percentage vote may be specified by law, by the provisions of this Restated Certificate of Incorporation or the By-Laws of the Corporation or otherwise:

            (a) the Corporation shall not take, and shall not cause or permit any subsidiary of the Corporation to take, any of the actions specified in clauses (i) through (x), in a single transaction or a series of related transactions, without the approval of the Class A Directors;

            (i) amend this Restated Certificate of Incorporation or the By-laws of the Corporation or the certificate or articles of incorporation or by-laws of any subsidiary of the Corporation;

           (ii) authorize or issue, or obligate itself to issue, any equity security (including any security convertible into or exercisable or exchangeable for any equity security) except for sales or issuances of shares of capital stock of a wholly-owned subsidiary of the Corporation to the Corporation or to another wholly-owned subsidiary of the Corporation;

          (iii) redeem, retire, purchase or otherwise acquire, directly or indirectly, through any of its subsidiaries or otherwise, shares of its capital stock or warrants or options with respect to such capital stock, except as provided in the Restated Certificate of Incorporation;

           (iv) voluntarily dissolve or liquidate;

            (v) register any security under the Securities Act (except pursuant to any agreement granting Securities Act registration rights approved by the Board in accordance with this Paragraph 2), grant Securities Act registration rights to any person, or withdraw, reduce, expand or otherwise modify the Securities Act registration rights granted to any Person;

           (vi) enter into or engage in, or amend or modify the terms of, any material transaction or arrangement between the Corporation or any of its subsidiaries and any director or officer of the Corporation, any stockholder, or any partner or family member of any such Person, or any Affiliate of any of the foregoing Persons, except a purchase of Common Stock pursuant to Section B, C, F or G of Article FIFTH;

          (vii) declare or pay any cash or other dividend or make any other distribution of any kind (including any Distribution, as defined in Section C or Article FOURTH) on its capital stock;

         (viii) purchase, lease, exchange or otherwise acquire any equity securities or assets of any other Person, except for acquisitions in the ordinary course of business consistent with past practice;

          (ix) incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness (including capitalized leases) or for the deferred purchase price for the acquisition of property, other than
(1) accounts payable incurred in the ordinary course of business or (2) indebtedness for borrowed money not to exceed in the aggregate at any one time 110% of the amount of indebtedness for money borrowed contemplated in any applicable operating plan that has been approved by the Board (including a majority of the Class A Directors and a majority of the Class B Directors); or

           (x) sell, lease, exchange, transfer or otherwise dispose of (by merger, consolidation or otherwise), any assets (including the capital stock of subsidiaries), having a Fair Value in excess of 10% of the consolidated net assets of the Corporation and its subsidiaries, other than in the ordinary course of business, provided that this limitation shall not apply to transfers to the Corporation or any of its wholly-owned subsidiaries; and

           (b) the Corporation shall not take, and shall not permit any subsidiary of the Corporation to take, any of the actions specified in clause
(i), (ii), (iii), (v) or (vi) of subparagraph (a) of this Paragraph 2, in a single transaction or a series of related transactions, without the approval of the Class B Directors.

           D.   Board Committees.  Any committee of the Board designated
                ----------------
pursuant to Section 141 of the GCL shall have (i) at least one member each from among the Class A Directors and the Class B Directors, and (ii) the same proportion, as nearly as may be, of members who are Class A Directors and Class B Directors as the number of Class A Directors and Class B Directors on the Board. No action of any such committee shall be taken without the approval of at least one member who is a Class A Director and at least one member who is a Class B Director.

           E.   Termination.  The provisions of the Article SIXTH shall
                -----------
terminate and be of no further force and effect, and thereafter the Board shall consist of a single class of directors comprising initially the then incumbent directors, upon the earliest to occur of:

          (a) the merger or consolidation of the Corporation with or into another Person, if immediately thereafter the holders of Common Stock immediately before the effective date of such merger or consolidation and their Affiliates own less than 50% of the capital stock having ordinary voting rights in the election of directors of the surviving or resulting Person or its parent; or the sale of all or substantially all of the business and assets of the Corporation;

          (b) the Closing of the Initial Public Offering;

          (c) the purchase of Common Stock upon the exercise of the Put Right or the Call Right pursuant to article FIFTH; or

          (d) at any time that the Stockholders who received the initial issuance of B Common own of record in the aggregate less than 10% of the sum of (i) the then outstanding shares of Common Stock and (ii) all shares of Common Stock issuable upon exercise of any then outstanding options or rights to acquire shares of Common Stock or conversion of any then outstanding convertible securities (excluding conversions pursuant to Section E of Article FOURTH).

          SEVENTH:          A.  Indemnification.  1.  The Corporation shall
                                ---------------
indemnify and hold harmless to the fullest extent permitted under the GCL, as it exists at the Filing Time or as it may thereafter be amended, any Person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was a director or officer of the Corporation serving (or who has agreed to serve) at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with respect to another Person (in any of the foregoing capacities, a "Representative of the
                                                       ---------------------
Corporation"), or by reason of any action alleged to have been taken or omitted
-----------
in such capacity, and may indemnify to the same extent any person who was or is a party to or is threatened to be made a party to any such action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation serving (or who has agreed to serve) at the request of the Corporation as a Representative of the Corporation, against expenses (including attorneys' and other professional or expert's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding.

          2. Expenses (including attorney's and other professional or expert's fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of any action, suit or proceeding against a director or officer of the Corporation) or may (in the case of any action, suit or proceeding against an employee, agent or Representative of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board upon receipt of an undertaking by or on behalf of the indemnified Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Corporation as authorized in this Article SEVENTH. The Corporation may require security for any such undertaking.

          3. The indemnification and the rights set forth in this Article SEVENTH shall not be exclusive of any provisions with respect thereto in the By-Laws of the Corporation or any other contract or agreement between the Corporation and any officer, director, trustee, employee or agent or Representative of the Corporation, and shall inure to the benefit of the estate or personal representative of any Person indemnified hereunder.

          4. The Corporation's obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer, trustee, employee, partner or agent of another Person shall be reduced by any amount such Person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise, as the case may be. The Corporation shall not be required to indemnify a Person in connection with a proceeding initiated by such Person, including a counterclaim or crossclaim, unless the proceeding was authorized by the Board.

          5. For purposes of this Article SEVENTH: (a) any reference to "other enterprise" shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities ("Employee Benefit
                                                        ----------------
Plans"); (b) any reference to "fines", "penalties", "liability" and "expenses"
-----
shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a Person with respect to any Employee Benefit Plan; (c) any reference to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation or trustee or administrator of any Employee Benefit Plan which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an Employee Benefit Plan, its participants, beneficiaries, fiduciaries, administrators and service providers; (d) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee; and (e) a Person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an Employee Benefit Plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" for purposes of this Article SEVENTH.

          B.   Limitation of Liability.  No director of the Corporation shall be
               -----------------------
personally liable to the Corporation or any Stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or the Stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the GCL, or (d) for any transaction from which the director derived an improper personal benefit.

          If the GCL is amended after the Filing Time to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL as so amended.

          C.   Effect of Amendment of Repeal.    Neither the amendment nor
               -----------------------------
repeal of any provision of this article SEVENTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article SEVENTH shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter arising or relating to any actions or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter that would have given rise to a right of indemnification or right to receive payments of expenses pursuant to Section A of this Article SEVENTH if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

          EIGHTH:   A.  Relations with RD.  1.  In anticipation that the
                        -----------------
Corporation and RRD may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (a) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with RRD (including service of officers and directors of RRD as officers and directors of the Corporation) and (b) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director's fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article EIGHTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve RRD and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and Stockholders in connection therewith.

          2. In anticipation that (a) RRD will have continued contractual, corporate and business relations with the Corporation, and in anticipation that the Corporation and RRD may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom and (b) the Corporation may from time to time enter into contractual, corporate or business relations with RRD, and the provisions of this Article EIGHTH are set forth to regulate and guide certain contractual, corporate and other business relations of the Corporation as they may involve RRD, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and Stockholders in connection therewith.

          3. The provisions of this Article EIGHTH are in addition to, and not in limitation of, the provisions of the GCL and the other provisions of this Restated Certificate of Incorporation. Any contract, activity or business relation which does not comply with procedures set forth in this Article EIGHTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or the derivation of any improper personal benefit, but shall be governed by the provisions of this Restated Certificate of Incorporation, the By-Laws, the GCL and other applicable law.

          B.   Corporation Opportunities; Competition.  1.  Except as RRD may
               --------------------------------------
otherwise agree in writing, (a) RRD shall have the right to, and shall have no duty not to, (i) engage in the same or similar business activities or lines of business as the Corporation, including those competing with the Corporation, and
(ii) do business with any client or customer of the Corporation, and (b) notwithstanding any provision of this Restated Certificate of Incorporation to the contrary, either RRD nor any officer, director or Affiliate thereof shall be liable to the Corporation or the Stockholders for breach of any fiduciary duty by reason of any such activities of or of such Person's participation therein. Except as RRD may otherwise agree in writing, in the event that RRD acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both RRD and the Corporation, RRD shall have no duty to communicate or present such corporate opportunity to the Corporation and, notwithstanding any provision of this Restated Certificate of Incorporation to the contrary, shall not be liable to the Corporation or the Stockholders for breach of any fiduciary duty as a Stockholder by reason of the fact that RRD pursues or acquires such corporate opportunity for itself, directs such corporation opportunity to another Person, or does not present such corporate opportunity to the Corporation.

          2. In the event that a director or officer of the Corporation who is also a director or officer of RRD acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and RRD, such director or officer of the Corporation shall act in good faith in a manner consistent with the following policy: (a) a corporate opportunity offered to any Person who is a director, officer or employee of both the Corporation and RRD shall belong to RRD or to the Corporation, as the case may be, if such opportunity is expressly offered to such Person primarily in his capacity as a director, officer or employee of RRD or of the Corporation, respectively; (b) otherwise, such opportunity shall belong to either RRD or the Corporation as a majority of the Independent Directors (as defined in Section D) shall determine in their good faith judgment, taking into account all the facts and circumstances with respect to such opportunity.

          3. For the purposes of this Section B, "corporate opportunities" shall not include any business opportunities that are, from their nature, not in the line of the Corporation's business or are of no practical advantage to it or that are ones in which the Corporation has no interest or reasonable expectancy.

          C.   Interested Transactions.  1.  No contract, agreement, arrangement
               -----------------------
or transaction between the Corporation and RRD, or between the Corporation and one or more of the directors or officers of the Corporation, or any amendment, modification or termination thereof, shall be void or voidable solely for the reason that RRD or any one or more of the officers of directors of the Corporation are parties thereto, or have a financial interest therein, or solely because any such directors or offices are present at or participate in the meeting of the Board or committee thereof which authorizes the contract, agreement, arrangement, transaction, amendment, modification or termination or solely because his or their votes are counted for such purpose, if:

         (a) the material facts as to the relationship or interest and as to the contract, agreement, arrangement, transaction, amendment, modification or termination are disclosed or are known to the Board or the committee thereof that authorized the contract, agreement, arrangement, transaction, amendment, modification or termination and the Board or such committee in good faith authorizes or approves the contract, agreement, arrangement, transaction, amendment, modification or termination by the affirmative vote of a majority of the Independent Directors;

         (b) such contract, agreement, arrangement, transaction, amendment, modification or termination is effected pursuant to, and consistent with, terms and conditions specified in any arrangements, standards, guidelines or protocols (contemplating multiple transactions), which arrangements, standards, guidelines or protocols are in good faith authorized or approved, after disclosure or knowledge of the material facts related thereto (including any interest of RRD), by the affirmative vote of a majority of the Independent Directors (such authorization or approval or such arrangements, standards, guidelines or protocols constituting or being deemed to constitute authorization or approval of such contract, agreement, arrangement, transaction, amendment modification or termination); or

         (c) such conract, agreement, arrangement, transaction, amendment, modification or termination is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board.

          2. Each contract, agreement, arrangement, transaction, amendment, modification or termination authorized, approved or effected, and each of such arrangements, standards, guidelines or protocols so authorized or approved, as described in clause (a) or (b) of Paragraph 1 shall be deemed to be entirely fair to the Corporation and the Stockholders; provided that if such authorization or approval is not obtained, or such contract, agreement, arrangement, transaction, amendment, modification or termination is not so effected, no presumption shall arise that such contract, agreement, arrangement, transaction, amendment, modification or termination, or such arrangements, standards, guidelines or protocols, is or are not fair to the Corporation and its stockholders.

          3. Directors of the Corporation who are also directors or officers of RRD may be counted in determining the presence of a quorum at a meeting of the Board or Committee thereof that authorizes or approves any such contract, agreement, arrangement, transaction, amendment, modification or termination or any such arrangements, guidelines, standards or protocols.

          4. RRD shall not be liable to the Corporation or the Stockholders for breach of any fiduciary duty by reason of the fact that RRD in good faith and in compliance with this Section C takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between RRD and the Corporation. No vote cast or other action taken by any Person who is an officer, director or other representative of RRD, which vote is cast or action is taken in his or her capacity as a director of this Corporation, shall constitute an action of or the exercise of a right by or a consent of RRD for the purpose of any such agreement or contract.

          D.   Certain Definitions.  For purposes of this Article EIGHTH only:
               -------------------

         (a) the "Corporation" shall mean the Corporation and all Persons in
              -----------
     which the Corporation beneficially owns (directly or indirectly) more than 50% of the outstanding voting stock, voting power or similar voting interests;

          (b) any contract, agreement, arrangement or transaction with any Person in which the Corporation beneficially owns (directly or indirectly) more than 50% of the outstanding voting stock, voting power or similar voting interests, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation;

          (c) References to RRD include its Affiliates as well as its subsidiaries; and

          (d) "Independent Director" means a director of the Corporation
               --------------------
     (i) who has no relationship to the Corporation other than as director and a holder of Common Stock or an option to purchase Common Stock, in an aggregate amount not exceeding one percent of the outstanding Common Stock, and (ii) is not a director, officer, employee, partner, trustee or Affiliate of, or otherwise financially interested in, any other Stockholder or Affiliate thereof. A vote or determination of the Independent Directors or a majority of them shall be effective for purposes of this Article EIGHTH even though the number of Independent Directors is less than a quorum.

           E.   Consent to Provisions.  Any Person purchasing or otherwise
                ---------------------
acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article EIGHTH.

           F.   Amendment or Repeal.  In addition to any vote of the
                -------------------
Stockholders required by this Restated Certificate of Incorporation or the GCL, the affirmative vote of the holders of at least 60% of the Common Stock then outstanding, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of this Article EIGHTH. Neither the alteration, amendment or repeal of this Article EIGHTH nor the adoption of any provision inconsistent with this Article EIGHTH shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.

           NINTH:  A.  By-laws.  In furtherance and not in limitation of the
                       -------
powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation, subject to any specific limitation on such power contained in any By-laws adopted by the stockholders and subject to the provisions in this Restated Certificate of Incorporation.

           B.   Amendment.  The Corporation reserves the right to amend or
                ---------
repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the GCL and this Restated Certificate of Incorporation, and all rights herein conferred upon Stockholders or directors are granted subject to this reservation.

           C.   Interpretation.  Terms defined herein apply to the plural as
                --------------
well as the singular. Accounting terms have the meanings assigned to them under generally accepted accounting principles in the United States unless the context otherwise requires. An index of definitions is attached to this Restated Certificate of Incorporation for convenience of reference but shall not be deemed to be a part thereof. References to the neuter gender include the masculine or feminine, where appropriate. The word "including" means without limitation and the word "or" is not exclusive. Section captions are inserted for convenience of reference and shall not affect the meaning or interpretation of any provision. References to Sections without more are to Sections of the same Article, and references to Paragraphs without more are to Paragraphs within the same Section.

           TENTH: This Corporation hereby expressly elects, pursuant to Sections 203(b)(3) of the GCL, not to be governed by Section 203 of the GCL.

           ELEVENTH:  A.  Sharing Obligations.  If, during the Sharing Period,
                          -------------------
any Triggering Acquisition is consummated, the Corporation shall notify the SHI Representative in the manner provided in the TARSAP Replacement Plan, to permit it to calculate whether any Excess Return Sharing Payments are required to be paid to any Specified Executive and, if so, the amounts thereof, all in the manner provided in TARSAP Replacement Plan. If the Corporation is notified by the SHI Representative (as provided in the TARSAP Replacement Plan) that any such Excess Return Sharing Payments are owed hereunder, there shall be deducted from the proceeds to each B Holder an amount per share of Common Stock sold by such B Holder in the Triggering Acquisition, determined in accordance with the TARSAP Replacement Plan, sufficient to cover, in the aggregate, such B Holder's obligation to pay or cause to be paid Excess Return Sharing Payments, which amounts shall then be paid to the Specified Executives who qualify for such payments (subject to withholding by the Corporation of any and all amounts required to be withheld therefrom by the Corporationto satisfy any applicable tax withholding requirements of federal, state or local law) on the terms and subject to the conditions of the TARSAP Replacement Plan.

           B.   Certain Definitions.  As used in this Restated Certificate of
                -------------------
Incorporation:

           "Excess Return Sharing Payments" has the meaning specified in the
            ------------------------------
TARSAP Replacement Plan.

           "Sharing Period" has the meaning specified in the TARSAP Replacement
            --------------
Plan.

           "SHI Representative" has the meaning specified in the TARSAP
            ------------------
Replacement Plan.

           "Specified Executive" shall have the meaning ascribed to "Plan
            -------------------

Participant" in the TARSAP Replacement Plan.

           "TARSAP Replacement Plan" shall mean the TARSAP Replacement Plan and
            -----------------------
Agreement dated as of April 21, 1995 among the Corporation, the SHI Representative and the other parties thereto, as amended and in effect from time to time, a copy of which is maintained by the Corporation at its headquarters and copies of which will be made available to any Stockholder upon request.

           "Triggering Acquisition" has the meaning specified in the TARSAP
            ----------------------
Replacement Plan.

          IN WITNESS WHEREOF, R.R. Donnelley Global Software Services Corp. has caused this Certificate to be signed on this 21st day of April, 1995 in its name by a duly authorized officer.

                                                 R.R. DONNELLEY GLOBAL SOFTWARE
                                                 SERVICES CORP.



                                                 By: /s/ Robert E. Logan
                                                     ---------------------
                                                       Vice President

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                           STREAM INTERNATIONAL INC.
                            Pursuant to Section 242
                       to the General Corporation Law of
                             the State of Delaware
                    ---------------------------------------

     Stream International Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by unanimous written consent, and notice has been given to non-consenting stockholders, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

     RESOLVED:   That Article FOURTH of the Certificate of Incorporation of the
     --------
Corporation be and hereby is deleted in its entirety and the following Article FOURTH is inserted in lieu thereof:

     "A.   Authorized Shares.  The total number of shares of stock which the
           -----------------
     Corporation shall have authority to issue is 85,675,000 shares, consisting of three classes: (1) 75,000,000 shares of Class A Common Stock, $.01 par value ("A Common"), (ii) 10,000,000 shares of Class B-V Common Stock, $.01 par value ("B-V Common") and (iii) 675,000 shares of Class B-N Common Stock, $.01 par value ("B-N Common" and, together with the B-V Common, "B Common"). All of the foregoing classes of stock are collectively referred to as "Common Stock," each of the A Common, the B-V Common and the B-N Common a "Class of Common Stock." A holder of record of Common Stock is referred to herein as a "stockholder."

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Amendment to be signed by its Chairman of
the Board and attested by its Secretary this   29th   day of August, 1995
                                             --------

                                    Stream International Inc.


                                    By: /s/ Rory J. Cowan
                                       -------------------------
                                        Chairman of the Board

ATTEST: /s/ Alicia T. Brophy
--------------------------------
              Secretary

[Corporate Seal]

                           CERTIFICATE OF AMENDMENT
                                      OF
                     RESTATED CERTIFICATE OF INCORPORATION


          Stream International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          FIRST:   that the Board of Directors of Stream International Inc. (the
"Corporation") adopted by unanimous written consent resolutions setting forth proposed amendments to Restated Certificate of Incorporation of the Corporation, declaring said amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for their consideration. The amendments proposed in the resolutions amend the Restated Certificate of Incorporation as follows:

          1. Paragraph 2 of Section E of Article FOURTH is hereby amended to read in its entirety as follows:

                    2. Subject to Paragraph 4, each share of B Common which is purchased by RRD pursuant to Section F of Article FIFTH or the Corporation or the Designee pursuant to Section G of Article FIFTH shall, immediately prior to such purchase, automatically be converted into the number of full and fractional shares of A Common which would be issuable if such shares were then being converted pursuant to Paragraph 1. Subject to Paragraph 4, immediately prior to any (i) merger or consolidation of the Corporation with any other corporation as a result of which a majority of the Common Stock of the Corporation or any other surviving corporation would be owned by any person other than RRD or any Affiliate of RRD, (ii) sale of all or substantially all of the common stock or assets of the Corporation (including any Total Disposition), each share of B Common shall automatically be converted into the number of full and fractional shares of A Common which would be issuable if such shares were then being converted pursuant to Paragraph 1.

               2. Subparagraph (f) of Paragraph 1 of Section A of Article FIFTH is hereby amended to read in its entirety as follows:

               (f)  "Designee" means R.R. Donnelley & Sons Company, a Delaware
                     --------
          corporation, or R.R. Donnelley Norwest Inc., an Oregon corporation, or R.R. Donnelley International, Inc., a Delaware corporation, (provided that R.R. Donnelley & Sons Company deliver a guaranty of the obligations of such corporation) if (i) for any reason (other than the lack of funds legally available therefor) the Corporation fails or refuses to exercise any right granted to the Corporation pursuant to Section B, C or G to purchase shares of Common Stock and the Class A Directors had approved the exercise of such rights, or (ii) for any reason the Corporation is unable to purchase shares of Common Stock it has the right or obligation to purchase pursuant to Section B, C or G;

          3. Subparagraph (m) of Paragraph 1 of Section A of Article FIFTH is hereby amended to read in its entirety as follows:

          (m)  "RRD" means, collectively, R.R. Donnelley & Sons Company, a
                ---
     Delaware Corporation, and its subsidiaries (other than the Corporation, and its subsidiaries; provided, that for purposes of Section F of Article
                       --------
     FIFTH, "RRD" means only R.R. Donnelley & Sons Company, a Delaware corporation; and

          4. Paragraph 7 of Section A of Article FIFTH is hereby amended to read in its entirety as follows:

          7. Notwithstanding any other provision of this Article FIFTH to the contrary:

               (a) the corporation and any Stockholder may Transfer shares of Common Stock pursuant to a public offering registered under the Securities Act; and

               (b) the Corporation may enter into an agreement to consolidate with or merge with or into any other Person if such agreement is approved by the Board and by the requisite vote of the Stockholders in accordance with this Restated Certificate of Incorporation and the GCL and any other applicable laws.

     In either such event, the shares of Common Stock may be sold in such public offering or exchanged pursuant to such merger or consolidation for the consideration provided thereunder without compliance with the provisions of this Article FIFTH. A Transfer to (i) the corporation or a Designee pursuant to Section B, C or G, (ii) a Stockholder pursuant to Section C,
     (iii) a Purchaser pursuant to Section E or (iv) RRD pursuant to Section F shall not be subject to any right or option to purchase, or obligation to sell, Common Stock Pursuant to any other provision of this Article FIFTH.

          5. Section F of Article FIFTH is hereby amended to read in its entirety as follows:

               F.   Put Rights. 1. Subject to the terms and conditions of this
                    ----------
Section F, during each Put Period, and Principal B Holder shall have the right (the "Put Right") to sell to RRD, and upon exercise of the Put
                     ---------
Right in accordance with this Section F, RRD shall purchase from the B Holder exercising the Put Right, all, but not less than all, of the shares of Common Stock owned by such B Holder. If the Put Right has been exercised, each other B Holder shall have a similar put exercisable during the time period specified below to sell to RRD, and upon proper notice to the Corporation and RRD in accordance with this Section F, RRD shall purchase from each other B Holder giving such notice, all, but not less than all, of the shares of Common Stock owned by each such B Holder.

          2.    As used in this Section F, "Put Period" means:  (a) the
                                            ----------
second calendar quarter of each year commencing in 1998 (each such quarter, an "Annual Put Period"), and (b) in the event the Class A Directors increase the
------------------
number of directors in accordance with Section A of Article SIXTH, the period (referred to herein as an "Expansion Put Period") commencing with the day on
                           --------------------
which the number of directors is increased and ending on the last day of the third full calendar month following the month in which such expansion occurred.

          3. The Put Right may be exercised by any Principal B Holder by giving written notice to the Corporation and to RRD during the Put Period (the "Put Notice"). The Corporation shall promptly send a copy of the
 ----------
Put Notice to each other Stockholder. Thereupon, each other B Holder shall have the right to sell all, but not less than all, of such B Holder's shares of Common Stock to RRD at the same price and upon the same terms and conditions, by giving written notice thereof to the Corporation and RRD on or before the 30th day after the date of the Put Notice. If the holders of 95% or more of the outstanding shares of B Common exercise the Put Right and the subsequent put granted in this Section F, then each B Holder who did not exercise the Put Right or subsequent put shall be required to sell all of such holder's Common Stock to RRD (the "Mandatory Put"). The B Holders exercising the Put Right and the
          -------------
subsequent put granted in this Section F and the B Holders subject to the Mandatory Put are referred to herein collectively as the "Put Holders".
                                                          -----------

          4.    The per share price (the "Put Price") for the shares of Common
                                          ---------
Stock to be purchased upon exercise of the Put Right and each subsequent put by any other B Holder giving proper notice and under the Mandatory Put (the "Put
                                                                          ---
Shares") shall be the quotient obtained by dividing:
------

          (a) if the Put Right is exercised during an Annual Put Period, the remainder of (i) the product of eight times EBITA for the 12 months ending on the December 31 immediately preceding the exercise of the Put Right, as set forth in the audited financial statements of the Corporation, minus (ii) Consolidated Debt as of such December 31, by

          (b) the number of shares of Common Stock issued and outstanding as of such December 31; and

          (c) if the Put Right is exercised during an Expansion Put Period, the remainder of (iii) the product of eight times EBITA for the 12 months ending on the last day of the month immediately preceding the first day of the Expansion Put Period as set forth in the unaudited financial statements of the Corporation, minus (iv) Consolidated Debt as of such day, by

          (d) the number of shares of Common Stock issued and outstanding as of such day.

          5. Notwithstanding any contrary provision of this Section F, if during any twelve month period ending December 31, the Corporation shall effectuate, through any individual transaction or series of related transactions (including by way of merger), any acquisition of the equity securities or assets of any other Person for a price (including assumed liabilities) in excess of $5,000,000 which acquisition is not in the ordinary course of business consistent with past practice, that has not been approved or ratified by the Class B Directors, the Put Price for the Annual Put Period next following consummation of such acquisition shall be determined after excluding the effects of such acquisition (including the incurrence of any indebtedness to finance the acquisition).

          6. The closing of all purchases of Put Shares shall take place at the principal executive office of the Corporation at 10 a.m. local time on the later of (a) the 45th day after the last day of the Put Period (or if such day is not a Business Day, the next succeeding Business Day) or (b) the fifth Business Day following the expiration or termination of all waiting periods under HSR applicable to such purchases, or at such other time and/or place as the parties to such purchases may agree. At such closing, (i) each Put Holder shall Transfer to RRD good and marketable title to the Put Shares being sold by such Put Holder, free and clear of any lien, claim or encumbrance, by delivery of the certificates representing the Put Shares to be Transferred, duly endorsed in blank, with any required stock transfer tax stamps attached, together with such stock powers, certificates, legal opinions and other instruments of transfer as RRD shall reasonably request; and (ii) RRD shall pay to each Put Holder the purchase price for the Put Shares being sold by such Put Holder, (calculated as provided in Paragraph 4 or 5, as applicable) in cash, by delivery of a certified or bank check or by wire transfer of immediately available funds to such account as each such Put Holder shall direct by written notice delivered to RRD not later than two Business Days before such closing.

                    7. In the event the Put Right is exercised during the Sharing Period, RRD shall (i) deduct from the purchase price paid for the Put Shares being sold by each Put Holder pursuant to this Section F such amount, if any, as is then required to be paid by such Put Holder with respect to such Put Holder's shares of Common Stock for payment of Excess Return Sharing Payments pursuant to the TARSAP Replacement Plan and (ii) pay to each Specified Executive who qualifies therefor the appropriate Excess Return Sharing Payment on the terms and subject to the conditions of the TARSAP Replacement Plan; all subject to withholding for taxes as provided in Article ELEVENTH.

                    8. The Put Right may only be exercised once and shall expire as to all remaining B Holders upon the first closing of any purchase of Put Shares.

                    9. The agreement of RRD to perform its obligations as provided in this Section F are set forth in an agreement dated as of December 22, 1995 among RRD, the Corporation and certain other parties, a copy of which is maintained by the Corporation at its headquarters and copies of which will be made available to any Stockholder upon request.

          SECOND:   that the stockholders of the Corporation, by written consent of the holders of more than a majority of the outstanding shares of each class of stock entitled to vote thereon given pursuant to Section 228(c) of the General Corporation Law of the State of Delaware, a copy of which has been filed with the minutes of the Corporation, adopted the foregoing amendments to the Restated Certificate of Incorporation of the Corporation. Written notice of such consent has been given as provided in Section 228(c) of the General Corporation Law of the State of Delaware.

          THIRD:   that said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, Stream International Inc. has caused this
Certificate to be signed on this   29th   day of December, 1995 in its name by a
                                 --------
duly authorized officer.

                              STREAM INTERNATIONAL INC.


                              By: /s/ Rory J. Cowan
                                 ------------------------------------
                                 Name:
                                 Title: Chief Executive Officer

                          CERTIFICATE OF AMENDMENT
                                     OF
                         CERTIFICATE OF INCORPORATION


Stream International Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of Stream International Inc., by unanimous written consent, duly adopted resolutions setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing consideration thereof by the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that Article FIRST of the Restated Certificate of Incorporation of Stream International Inc., be and hereby is, amended to read as follows:

          "FIRST. The name of the Corporation is Stream International Holdings
           Inc."

     SECOND:   The Board of Directors of Stream International Inc. directed that such amendment be submitted to the stockholders of the Corporation for their consent and approval and, in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Stream International Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its President and attested by its Secretary this 6th day of February, 1996.

                           STREAM INTERNATIONAL INC.

                           By  /s/ Stephen D.R. Moore
                              ------------------------------
                                Stephen D.R. Moore
                                President

ATTEST

By  /s/ Alicia T. Brophey
    -----------------------
     Alicia T. Brophey
     Secretary

                       CORRECTED CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       STREAM INTERNATIONAL HOLDINGS INC.
                      (formerly Stream International Inc.)
                           Pursuant to Section 103(f)
                       of the General Corporation Law of
                             the State of Delaware
                    ---------------------------------------


     Stream International Holdings Inc. (hereinafter called the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by written consent, and notice has been given to non-consenting stockholders, in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The Certificate of Amendment filed on August 30, 1995 with respect to such amendment was incorrect in that the references to the portion of the Certificate of Incorporation being amended should have been to Section A of Article FOURTH rather than to Article FOURTH.

     The correct resolution setting forth the amendment is as follows:

     RESOLVED:   That Section A of Article FOURTH of the Certificate of
     --------
Incorporation of the Corporation be and hereby is deleted in its entirety and the following Section A is inserted in lieu thereof:

    "A.   Authorized Shares.  The total number of shares of stock which the
          -----------------
    Corporation shall have authority to issue is 85,675,000 shares, consisting of three classes: (i) 75,000,000 shares of Class A Common Stock, $.01 par value ("A Common"), (ii) 10,000,000 shares of Class B-V Common Stock, $.01 par value ("B-V Common") and (iii) 675,000 shares of Class B-N Common Stock,

     $.01 par value ("B-N Common" and, together with the B-V Common, "B Common"). All of the foregoing classes of stock are collectively referred to as "Common Stock"; each of the A Common, the B-V Common and the B-N Common, a "Class of Common Stock." A holder of record of Common Stock is referred to herein as a "Stockholder."

     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Corrected Certificate of Amendment to be signed by its Senior Vice President and attested by its Secretary this 14th day of March, 1996.

                                 Stream International Holdings Inc.


                                 By: /s/ Gene Morphis
                                    -----------------------------------
                                    Senior Vice President

ATTEST:

/s/ Alicia T. Brophey
-----------------------------
     Secretary

[Corporate Seal]

                           CERTIFICATE OF AMENDMENT

                                      OF

                         CERTIFICATE OF INCORPORATION

                                      OF

                      STREAM INTERNATIONAL HOLDINGS INC.

     Stream International Holdings Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     The Board of Directors of the Corporation, by unanimous written consent, pursuant to Section 242 of the General Corporation Law of the State of Delaware, has approved an amendment to Certificate of Incorporation of the Corporation and declared such amendment to be advisable. The stockholders of the Corporation have duly approved such amendment by written consent, and notice has been given to non-consenting stockholders in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. Such amendments amend the Certificate of Incorporation of the Corporation as follows:

     1. Paragraph 1 of Section E of Article FIFTH of the Certificate of Incorporation be and hereby is amended to read in its entirety as follows:

          "1. In the event that RRD proposes to Transfer to a Person (a "Purchaser") other than an Affiliate of RRD shares of Common Stock
           ---------
          which, when added to all other shares of Common Stock Transferred by RRD after the Filing Time and prior to such proposed Transfer (other than Transfers permitted under clauses (b), (d) and (e) of Paragraph 6 of Section A of Article FIFTH) would exceed 20% of the issued and outstanding shares of Common Stock at the date of such proposed Transfer (a "Disposition"), RRD shall, not later than 30 days before
                       -----------
          the closing of such Disposition give written notice (a "Proposal
                                                                  --------
          Notice") of such proposed Disposition to the Corporation, which shall
          ------
          promptly send a copy thereof to each B Holder and to each holder of shares of Class A Common Stock who is contractually entitled to participate in the rights granted under this Section E (an "Eligible A
                                                                      ----------
          Holder"), and each B Holder and Eligible A Holder shall have the right
          ------
          (a "Tag Along Right") to require RRD to reduce the number of shares of
              ---------------
          Common Stock to be sold by RRD, if necessary, and to require the Purchaser to purchase from each of the

          B Holders and Eligible A Holders electing to exercise a Tag Along Right that number of shares of Common Stock equal to the product obtained by multiplying (a) the total number of shares of Common Stock to be purchased by the Purchaser by (b) the electing B Holder's or Eligible A Holder's Fractional Interest, as the case may be, rounded up to the nearest whole number; such purchase to be upon the same terms and conditions and at the same time and place, as the sale of Common Stock by RRD in the Disposition. In order to exercise any Tag Along Right, an electing B Holder and Eligible A Holder must be able to transfer good and marketable title to such B Holder's or Eligible A Holder's shares of Common Stock to the Purchaser, free and clear of any lien, claim or other encumbrance. For purposes of this Section E, the term "Fractional Interest" means the quotient obtained by dividing
                    -------------------
          (i) the total number of shares of Common Stock owned by the electing B Holder or Eligible A Holder, as the case may be, by (ii) the sum of the total number of shares of Common Stock owned by all electing B Holders, Eligible A Holders and RRD. Each electing B Holder and Eligible A Holder shall give written notice of its election to RRD no later than ten (10) Business Days after its receipt of a Proposal Notice. Neither Section B nor Section C shall apply to sales of shares of Common Stock by Stockholders pursuant to the exercise of the Tag Along Right in accordance with this Paragraph 1."

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by a
duly authorized officer of Stream International Holdings Inc. on October   31  ,
                                                                         ------
1996.
                                 STREAM INTERNATIONAL HOLDINGS INC.


                                 By: /s/ Eugene Morphis
                                    ---------------------------------------
                                      Eugene Morphis, Senior Vice President

ATTEST:

/s/Alicia T. Brophey
--------------------------------
Alicia T. Brophey, Secretary